AMENDMENT TO KEEP WELL AGREEMENT

          This Amendment, dated as of September 28, 2000, is made by and between OUR FOOD PRODUCTS GROUP, INC., a Texas corporation (the "Borrower"), WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), and MORGAN KENT GROUP, INC., a Delaware corporation (the "Investor").

                                    RECITALS

          WHEREAS, the Borrower and the Lender have entered into a Credit and Security Agreement dated as of May 31, 2000 (the "Credit Agreement").

          WHEREAS, in connection with the Credit Agreement, the Borrower, the Lender and the Investor have entered into that certain Keep Well Agreement dated as of May 31, 2000 (the "Keep Well Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Keep Well Agreement unless otherwise specified.

          WHEREAS, GOURMET GROUP, INC., f/k/a Seair Group, Inc., a Nevada corporation ("Gourmet"), the Borrower and the shareholders of the Borrower have entered into an Agreement and Plan of Share Exchange dated September 28, 2000 (the "Share Exchange Agreement") wherein Gourmet has acquired all of the outstanding capital stock of the Borrower from the Borrower's shareholders solely in exchange for restricted common stock of Gourmet, making Borrower a wholly-owned subsidiary of Gourmet (the "Share Exchange Transaction");

          WHEREAS, the Borrower and Gourmet have requested that Lender consent to the Share Exchange Transaction, waive certain covenant defaults and make certain amendments to the Credit Agreement pursuant to that certain Amendment to Credit Agreement of even date herewith and in connection therewith has agreed to amend the Keep Well Agreement as further provided herein.

          NOW, THEREFORE, in consideration of the agreements herein contained, it is agreed as follows:

          1. KEEP WELL PAYMENTS BY GOURMET. The parties hereby acknowledge and agree that (i) if at any time under the terms of the Keep Well Agreement a "Payment" shall be required to be made by the Investor to the Borrower, and (ii) such Payment or any portion thereof shall be made to the Borrower in cash by Gourmet, then the amount of such Payment owed and due from the Investor shall be reduced to the extent of such cash payment actually made by Gourmet.

          2. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Keep Well Agreement shall remain in full force and effect.

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          3. documents  related hereto shall not be deemed to be a waiver of any default under the Keep Well Agreement or the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

          4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.




WELLS FARGO BUSINESS CREDIT, INC.                OUR FOOD PRODUCTS GROUP, INC.


BY /s/ MICHELLE SALISBURY                        BY /s/ FREDRICK SCHULMAN
  -------------------------------                ------------------------------
  MICHELLE SALISBURY                             FREDRICK SCHULMAN

  ITS VICE PRESIDENT                             ITS PRESIDENT



MORGAN KENT GROUP, INC.



BY /s/ FREDRICK SCHULMAN
   ------------------------------
   FREDRICK SCHULMAN


ITS President
   ------------------------------